Exhibit 16.1

MICHAEL T. STUDER CPA P.C.

111 West Sunrise Highway,

Freeport, NY 11520

Phone: (516) 378-1000

May 28, 2021

United States Securities and Exchange Commission

100 F Street, NE

Washington D.C. 2054

Re: The United States Basketball League, Inc.

Dear Sirs/Madams:

We have read The United States Basketball League, Inc.’s statements included under Item 4.01 of its Form 8-K dated May 28, 2021, and we agree with such statements as they relate to our firm.

We hereby consent to the filing of this letter as an exhibit to the foregoing report on Form 8-K.

Very truly yours,

/s/ Michael T. Studer
Michael T. Studer
President

cc: The United States Basketball League, Inc.